                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -------------------------------------------

As independent public accountants, we hereby consent to the use of our report dated June 7, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Municipal Trust (comprising the Nuveen High Yield Municipal Bond Fund, Nuveen All-American Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Intermediate Duration Municipal Bond Fund, and Nuveen Limited Term Municipal Bond Fund).

ARTHUR ANDERSEN LLP

Chicago, Illinois
August 28, 2001